NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR, IF AN EXEMPTION FROM REGISTRATION SHALL BE AVAILABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         Void after 5:00 p.m. New York Time, on May 9, 2006.

Warrant to Purchase 1,500,000 Shares of Common Stock.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         LITHIUM TECHNOLOGY CORPORATION

         This is to certify that Group III Capital, Inc. (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from the Company, 1,500,000 fully paid, validly issued and nonassessable shares of Common Stock, $.01 par value, of the Company ("Common Stock") at a price of $1.54 per share on or before May 9, 2006 (the "Expiration Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

         1.       VESTING; EXERCISE OF WARRANT.

                  (a) This Warrant shall vest and be exercisable with respect to the first 320,000 shares immediately and with respect to the balance of the shares on May 1, 1997; provided, however, all of the shares purchasable upon exercise of this Warrant shall vest and be exercisable immediately upon the closing of (i) any public or private debt or equity financing of the Company resulting in gross proceeds to the Company of Five Million ($5,000,000) Dollars or more or (ii) any joint venture, licensing or other similar transaction resulting in gross proceeds to the Company of Five Million ($5,000,000) Dollars or more including a further investment by a certain Consortium consisting of Mitsubishi Materials Corporation, Mitsui & Co., Ltd. or Mitsui Comtek or any other investor(s). Nothwithstanding the foregoing, in the event the Holder shall be deemed the beneficial owner of 9.9% or more of the common stock of the Company this Warrant shall not vest with respect to such number of shares in excess of 9.9% until such time as the Holder shall beneficially own less than 9.9% of the Common Stock of the Company.

                  (b) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but no later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. Upon receipt by the Company of this Warrant at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                  (c)      Compliance with the Securities Act.

                            (1) The Holder may exercise its Warrants if it is an
"accredited investor" or a "qualified institutional buyer", as defined in Regulation D and Rule 144A under the Securities Act, respectively, provided each of the following conditions is satisfied:

                           (a) The Holder establishes to the reasonable satisfaction of the Company that it is an "accredited investor" or "qualified institutional buyer"; and

                           (b) The Holder represents that it is acquiring the underlying common stock for its own account and that it is not acquiring such underlying common stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control.

                           (2)  In the event of a proposed exercise that does
not qualify under Section (c)(1) above, the Holder may exercise its Warrants only if:

                                    (i) the Holder gives written notice to the
                           Company of its intention to exercise, which notice
                           (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and

                           (B) shall designate the counsel for the Holder, which counsel shall be satisfactory to the Company;

                                    (ii) counsel for the Holder shall render an
                           opinion, in form and substance satisfactory to the Company, to the effect that such proposed exercise may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

                                    (iii) the Holder complies with Sections
                           (c)(1)(a) and (c)(1)(b) above.

                           (3)      All stock certificates issued pursuant to
the exercise of the Warrants shall bear the following legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

         2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         4. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

                  (b) If the Company shall issue rights, options or warrants exercisable into Common Stock to all holders of its Common Stock entitling them to subscribe for, purchase or receive shares of Common Stock, the Exercise Price shall be subject to adjustment as follows. If the price at which Common Stock is issuable pursuant to such rights, options or warrants (the "Subscription Price") is less than the current market price of the Common Stock (as defined in Subsection (h) below) on the record date for such distribution, the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Subscription Price of the total number of shares of Common Stock issuable upon exercise of such rights, options or warrants would purchase at the then current market price of the Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock issuable upon exercise of such rights, options or warrants. If the Subscription Price is greater than or equal to the current market price (as defined in Subsection (h) below) of the Common Stock on the record date for such distribution, but less than the then effective Exercise Price, the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Subscription Price of the total number of shares of Common Stock issuable upon exercise of such rights or options would purchase at the Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock issuable upon exercise of such rights, options or warrants. If the Subscription Price is greater than or equal to the current market price of the Common Stock on the record date for such distribution, and greater than or equal to the then effective Exercise Price, then there shall be no adjustment under this Subsection. Such adjustment shall be made each time such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of Shareholders entitled to receive such rights, warrants or options; and to the extent that any such rights, warrants or options expire or are redeemed without the exercise or conversion thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments been made upon the basis of the issuance of only the number of shares of Common Stock actually issued.

                  (c) If the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made each time such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) If the Company shall issue shares of its Common Stock, (excluding shares issued (i) in any transactions described in Subsection (a) above, (ii) upon exercise of existing or future stock options granted to the Company's employees, (iii) upon exercise of this Warrant, and (iv) to the shareholders of any corporation which merges into the Company in proportion to their stockholdings of such corporation immediately prior to such merger, or (v) in a bona fide public offering pursuant to a firm commitment underwriting) and if no adjustment is required under any other subsection of this Section 6 (without regard to Subsection (j) below), the Exercise Price shall be subject to adjustment as follows. If the price at which Common Stock is issued (the

"Offering Price") is less then the current market price of the Common Stock (as defined in Subsection (h) below) on the record date for such distribution, the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Offering Price of the total number of shares of Common Stock so issued would purchase at the then current market price of the Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock so issued. If the Subscription Price is greater than or equal to the current market price (as defined in Subsection (h) below) of the Common Stock on the date of such issuance, but less than the then effective Exercise Price, the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Offering Price of the total number of shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance and the denominator of which shall be the number of shares outstanding on such record date plus the number of shares of Common Stock so issued. If the Offering Price is greater than or equal to the current market price of the Common Stock on the record date for such distribution, and greater than or equal to the then effective Exercise Price, then there shall be no adjustment under this Subsection. Such adjustment shall be made each time such an issuance is made.

                  (e) If the Company shall issue any securities convertible into or exchangeable into Common Stock (excluding securities issued in transactions, described in Subsections (b) and (d) above) the Exercise Price shall be subject to adjustment as follows. If the price at which Common Stock is issuable pursuant to such convertible securities (the "Conversion Price") is less than the current market price on the record date for such distribution, the Exercise Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Conversion Price of the total number of shares of Common Stock issuable upon conversion of the convertible securities would purchase at the then current market price of the Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock issuable upon conversion of such convertible securities. If the Conversion Price is greater than or equal to the current market price (as defined in Subsection (h) below) of the Common Stock on the record date for such distribution, but less than the then effective Exercise Price, the Conversion Price in effect immediately prior to such issuance shall be multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate Conversion Price of the total number of shares of Common Stock issuable upon conversion of the securities at the Exercise Price in effect immediately prior to such issuance and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock issuable upon conversion of such convertible securities. If the Conversion Price is greater than or equal to the current market price of the Common Stock on the record date for such distribution, and greater than or equal to the then effective Exercise Price, then there shall be no adjustment under this Subsection. Such adjustment shall be made each time such convertible securities are issued and shall become effective immediately after the record date for the determination of holders entitled to receive such convertible securities; and to the extent that any such convertible securities expire or are redeemed without the conversion thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments been made upon the basis of the issuance of only the number of shares of Common Stock actually issued.

                  (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

                           (1) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (2) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                           (3) in the case of the issuance of securities convertible into or exchangeable for shares of Common
                  Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Subsection (g).

                  (h) For the purpose of any computation under Subsections (b),
(c), (d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the lower of (i) the average of the mean of the high and low bid prices for 30 consecutive business days before such date or
(ii) the mean of the high and low bid price on the business day immediately preceding such date, as reported by the Trading and Market Services Division of the Nasdaq Stock Market, Inc. or, if the stock is then listed on the OTC Bulletin Board, by the National Association of Securities Dealers, Inc., if the stock is listed on the Nasdaq system is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors in good faith in the exercise of their best business judgment taking into account all relevant information known to them.

                  (i) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of the Common Stock or securities convertible into Common Stock (including warrants).

                  (j) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holder, at its last address appearing in the Warrant Register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (k) In the event that any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (j), inclusive above.

         7. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the

Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

         8. NOTICES TO WARRANT HOLDER. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         9. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than the merger with the Holder or a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which said Holder would have received if he had exercised this Warrant immediately prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments of this Section 9 and shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (a) of Section 6 hereof.

         10.      REGISTRATION RIGHTS.

                  (a) Definitions. As used in this Section, the following terms shall have the following respective meanings:

                      "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act (as hereinafter defined).

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may from time to time, be in effect.

                      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other forms for a limited purpose, or any registration statement covering securities proposed to be issued in exchange for securities or assets of another corporation.)

                      "Registration Expenses" means all expenses incurred by the Company in complying with this Section 10, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to Registrable Shares (as hereinafter defined) sold by the Shareholders under a Registration Statement and the fees and expenses of Shareholders' counsel.

                      "Registrable Shares" means all of the Warrant Shares and any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalization, or similar events).

                      "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect.

                  (b) Piggyback Registration.

                      (i) From and after the date hereof until May 9, 2006 whenever the Company proposes to file a Registration Statement at any time and from time to time, it will prior to such filing, give written notice to the Holders of its intention to do so and, upon the written request of the Holders, given within thirty (30) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by the Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Company.

                      (ii) In connection with any offering under this subsection
(b) involving an underwriting, the Company shall not be required to include any Registrable Shares in such Registration Statement unless the Holders accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided the terms of such underwriting agreement are typical and customary).

                      (iii) In connection with an offering under this subsection
(b), if the total amount of securities that all holders of the Company's Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) requested to be included in such offering exceeds the amount of securities that the underwriters in their sole discretion believe compatible with the success of the offering (or exceeds the amount of securities that along with the securities the Company proposes to register, can be registered on the form that the Company proposes to use) the Company shall only be required to include in the offering so many of the securities of the selling holders as will not, in the written opinion of the underwriters, jeopardize the success of the offering (or so many of the securities as can be registered on the proposed form along with the securities the Company proposes to register), the securities so included to be apportioned, to the extent available, pro-rata among the other holders of Registrable Shares according to the total amount of Registrable Shares owned by said other selling holders, or in such other proportions as shall be mutually agreed to by such other selling holders, provided that no such reduction shall be made with respect to any securities offered by the Company for its own account.

                      (c) Registration Procedures. If and to the extent that the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                          (i) file with the Commission a Registration Statement
with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective; and

                          (ii) as expeditiously as possible prepare and file
with the Commission any amendments or supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective (a) for a period of not less than one hundred eighty (180) days following the effective date or, (b) in the event the Registrable Shares include warrants or options, for as long as said warrants or options are exercisable; and

                          (iii) as expeditiously as possible furnish to the
Holders such reasonable numbers of copies of the prospectus including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Company may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares;

                          (iv) as expeditiously as possible use its best efforts
to register or qualify the Registrable Shares covered by the Registration Statement under the Securities or Blue Sky laws of such states as the Holders shall reasonably request and to do any and all other acts and things that may be necessary or desirable to enable the Holders to consummate the public sale or other disposition of such Registrable Shares in such states; and

                          (v) If the Company has delivered preliminary or final
prospectuses to the Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holders and, if requested, the Holders shall immediately cease making offers of Registrable Shares and return all prospectuses then in their possession to the Company. The Company shall promptly provide the Holders with revised prospectuses and the Holders shall be free to resume making offers of the Registrable Shares.

                      (d) Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement.

                      (e) Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Agreement:

                          (i) To the extent permitted by law, the Company will
indemnify and hold the Holders, any agent or underwriter (as defined in the Securities Act) for the Holders, and each person, if any, who controls the Holders or any such agent or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Holders or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in the registration statement, including the preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arises out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse Holders and any such agent, underwriter, or controlling person for any legal or other expenses reasonably incurred by the Holders in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Indemnity agreement contained in this Section 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by (a) the Holders' Registrable Shares or registration rights hereunder, or any agent, underwriter, or controlling person of the Holders or any transferee of the Holders, or (b) by any other person (excluding the Company's directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act and each agent of any underwriter for the Company).

                          (ii) To the extent permitted by law, the Holders will
indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent or any underwriter of the Company (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Holders expressly for use in connection with such registration; and the Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Holders' consent (which consent shall not be unreasonably withheld); provided, however that the obligation of the Holders hereunder shall be limited to an amount equal to the gross proceeds received by the Holders pursuant to the sale of the Registrable Shares.

                          (iii) Promptly after receipt by an indemnified party
under this paragraph of notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                      (f) Underwritten Offerings. In the event that
Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Holders agrees to enter into an underwriting agreement with such underwriter or underwriters containing customary representations and warranties with respect to the business and operations of the Company, and customary representations and warranties of a selling holder, respectively, as well as customary covenants and agreements to be performed by each of the Company and the Holders, including without limitation customary provisions with respect to indemnification of the underwriter by the Company and the Holders.

                      (g) Information by the Holders. The Holders shall furnish to the Company in writing such information regarding the Holders as in the reasonable opinion of the Company or counsel to the Company may be requested as being required in connection with the provisions of the Securities Act.

                  11. ASSIGNMENT OF WARRANT. This Warrant may be assigned in whole or part by the Holder without regard to whether the Warrant has vested in whole or in part provided that, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the transferring Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, satisfactory in form and substance to the Company, that such transfer is being made in accordance with an exemption from registration under the Securities Act; and provided further that any request for transfer be accompanied by a written instrument of transfer in form reasonably acceptable to the Company.



Dated:  May 9, 1996



ATTEST:                                     LITHIUM TECHNOLOGY CORPORATION


By:                                         By:
   -------------------------                   -------------------------------
   Susan M. Gustafson,                         Thomas R. Thomsen, Chairman
   Secretary                                   and Chief Executive Officer


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